ENGAGEMENT AGREEMENT FOR
CEO SERVICES OF LAUREN KRUEGER

This ENGAGEMENT AGREEMENT FOR CEO SERVICES OF LAUREN KRUEGER (this “Agreement”) is made as of the 14th day of September, 2012 by and between Trinity Place Holdings Inc., a Delaware corporation, with its principal place of business and its notice address for purposes hereunder located at One Syms Way, Secaucus, New Jersey 07094 (the “Company”), and Esopus Creek Management LLC, a Delaware limited liability company, with its principal place of business and its notice address for purposes hereunder located at 1330 Avenue of the Americas, Suite 1800, New York, New York 10019 (“Esopus”).

RECITALS

WHEREAS, the Company desires to engage Esopus so as to secure the services of Lauren Krueger (the “Executive”) as Chief Executive Officer of the Company; and

WHEREAS, Esopus desires to supply and make available the services of the Executive.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and Esopus agree as follows:

ARTICLE I
ENGAGEMENT AND SERVICES

1.1          Engagement. The Company hereby engages Esopus, and Esopus hereby agrees to supply and make available to the Company, the services of the Executive to serve as Chief Executive Officer of the Company.

1.2          Duties. Esopus shall ensure that the Executive (i) devotes sufficient professional time and attention to the duties required of her as the Chief Executive Officer of the Company; (ii) uses her reasonable efforts to promote the interests of the Company; (iii) complies with all applicable laws, rules and regulations and with all of the Company’s policies, rules and/or regulations generally applicable to employees of the Company; and (iv) discharges her responsibilities in a diligent manner and in accordance with the directives of the Company’s Board of Directors. Executive’s duties shall be those which are usual and customary for a chief executive officer. The Executive shall be the highest executive officer and no other officer shall be of equal or greater rank. The Executive shall report directly and solely to the Board of Directors, and all other officers and employees shall report directly to the Executive and not to the Board of Directors. The Executive shall perform her duties principally in the New York City metropolitan area, and she will be expected to perform her duties hereunder for approximately 48 weeks per each 52-week period.

ARTICLE II
TERM

2.1          Term. The engagement of Esopus hereunder shall be for a period of one year ending on the first anniversary of the date hereof, unless the engagement is terminated at an earlier date in accordance with ARTICLE IV (the “Term”). The Term may be renewed or extended upon the written consent of both the Company and Esopus. Those obligations which by their terms survive the expiration or termination of this Agreement (including, without limitation, the indemnification provisions set forth in ARTICLE VI) shall not be extinguished by the expiration of the Term or the termination of this Agreement.

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ARTICLE III
COMPENSATION

3.1          Annual Fee. As compensation for all services to be rendered pursuant to this Agreement, the Company hereby agrees to pay Esopus during the Term an annual fee of $240,000 (the “Annual Fee”). The Annual Fee shall be payable in arrears in bi-weekly installments.

3.2          Pro-ration and Payment of Taxes. Esopus shall be paid as a fully independent contractor and shall be solely responsible for any employment taxes, withholdings and deductions required by applicable law and regulations.

3.3          No Benefits. The Executive shall not be entitled to receive any benefits (including, without limitation, health, life, accident, disability, paid time off or fringe benefit arrangements) from the Company.

3.4          Expenses. The Company shall pay or reimburse Esopus and the Executive for all reasonable, ordinary and necessary business expenses incurred or paid by them during the Term in the performance of the services under this Agreement, upon the presentation of proper expense statements or such other supporting documentation as the Company may reasonably require.

ARTICLE IV
TERMINATION OF ENGAGEMENT

4.1          General. The engagement hereunder may be terminated by the Company during the Term as provided in this ARTICLE IV. Upon termination of the engagement, the Term shall end and Esopus shall be paid the pro-rated portion of the Annual Fee accrued but unpaid to the date of termination. The rights of Esopus to further compensation hereunder shall be determined in accordance with this ARTICLE IV.

4.2          Death or Disability. The engagement hereunder shall terminate automatically as of the date of the Executive’s death, and the Company may, at its option, exercised by notice to Esopus, terminate this engagement in the event of the Executive’s “disability” (as hereinafter defined). In the event of termination for death or disability, the Company, subject to the provisions of Section 4.1, shall have no further obligations or liabilities to Esopus or the Executive hereunder. For purposes of this Agreement, the term “disability” means any physical or mental illness, disability or incapacity which, in the good faith determination of the Board, prevents the Executive from performing the essential functions of the Chief Executive Officer for a period of not less than ninety consecutive days (or for shorter periods totaling not less than one hundred and twenty days).

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4.3          Cause. The Company may, at its option, exercised by notice to Esopus, terminate this engagement for “cause” (as hereinafter defined) when cause exists. In the event of termination for cause, the Company, subject to the provisions of Section 4.1, shall have no further obligations or liabilities to Esopus or the Executive hereunder. For purposes of this Agreement, the term “cause” means (i) any felony criminal conviction of Esopus or the Executive ; (ii) any willful failure of Esopus or the Executive to substantially perform their duties (other than as a result of the Executive’s disability) which failure continues after a written demand for performance is delivered to Esopus and the Executive by the Board of Directors, which demand specifically identifies the alleged failure to perform; or (iii) a willful act of fraud or dishonesty by the Executive in the performance of her duties that has an impact on the financial reporting of the Company.

4.4          Other Than For Cause. The Company may, at any time, at its option, terminate this engagement other than for cause, death or disability, in which event the Company shall continue to pay the Annual Fee through the remainder of the Term, in the manner specified in Section 3.1. Esopus or the Executive may, at their option, upon at least 30 days’ prior written notice to the Company, terminate this engagement, in which case Esopus shall forfeit the pro rata portion of the Annual Fee through the remainder of the Term (without prejudice to any claims that Esopus or the Executive may have against the Company).

4.5          Severance Covenant. In the event that the Company elects to terminate this engagement other than for cause, death or disability, and the Board of Directors determines in good faith that the payment of the Annual Fee through the remainder of the Term as required by Section 4.4 would create a material cash liquidity issue that would be detrimental to the Company’s financial health, then Esopus and the Company hereby agree to engage in good faith negotiations to consider the payment of the remaining Annual Fee on a deferred basis or in the form of Company equity.

ARTICLE V
CONFIDENTIAL INFORMATION

5.1          Confidential Information. Esopus agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company or any of its affiliates learned by Esopus or the Executive in the course of providing services hereunder (except for disclosures that are approved by the Board of Directors or that are made in the ordinary course of the Company’s business). Upon request by the Company at any time (including, without limitation, at or following the expiration or termination of the Term), Esopus agrees to deliver promptly to the Company all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies) relating to the business of the Company or any of its affiliates which Esopus or the Executive have under their control.

5.2          Enforcement. If Esopus commits a material breach of any of the provisions of Section 5.1, Esopus shall forfeit all rights to receive any amounts of any nature whatsoever from the Company under this Agreement or otherwise and the Company will be entitled to any or all of the following remedies: (i) damages from Esopus; (ii) to seek injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 5.1, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach; and (iii) any other rights and remedies the Company may have pursuant to applicable laws.

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ARTICLE VI
INDEMNIFICATION

6.1          Indemnification Generally. The Company shall indemnify and hold harmless, to the fullest extent permitted by Delaware law as it presently exists or may hereafter be amended, Esopus and the Executive (each, a “Covered Person”), to the extent either of them is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that a Covered Person has entered into this Agreement or that a Covered Person is or was providing services as the Chief Executive Officer of the Company (including, without limitation, to the extent that a Covered Person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3 with respect to an action brought by a Covered Person to recover an unpaid indemnification or advancement claim to which such Covered Person is entitled, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Company’s Board of Directors.

6.2          Advancement of Expenses. The Company shall to the fullest extent not prohibited by Delaware law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified hereunder.

6.3          Unpaid Claims. If a claim for indemnification under this ARTICLE VI (following the final disposition of such Proceeding) is not paid in full within sixty days after the Company has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this ARTICLE VI is not paid in full within thirty days after the Company has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

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ARTICLE VII
MISCELLANEOUS

7.1          Voluntary Nature. Esopus represents, warrants and acknowledges that it is voluntarily agreeing to the provision of services pursuant to this Agreement and that the Executive has agreed to provide such services. Esopus has been urged to, and hereby represents, warrants and acknowledges that it has had the opportunity to, obtain the advice of its own attorney prior to executing and delivering this Agreement.

7.2          Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is delivered in person or sent by overnight courier to (i) Esopus and the Executive, at the address specified in the introduction for Esopus, or (ii) the Chief Financial Officer of the Company, at the Company’s notice address specified in the introduction in the case of the Company. Notice shall be deemed effective upon receipt if made by personal delivery or upon deposit if sent by overnight courier.

7.3          Non-Assignability. Neither of the parties hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

7.4          Applicable Law. Except for the indemnification provisions set forth in ARTICLE VI, which shall be governed by Delaware law without giving effect to the conflict of law rules thereof, this Agreement and the relationship of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the State of New York without giving effect to the conflict of law rules thereof.

7.5          Effect of Prior Agreements. This Agreement contains the full and complete agreement of the parties relating to the engagement of Esopus and the Executive’s service as Chief Executive Officer, and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto with the Company or any of its affiliates. This Agreement may not be amended, modified or supplemented and no provision or requirement may be waived except by written instrument signed by the party to be charged.

7.6          Severability. Wherever possible, each provision of this Agreement will be interpreted in a manner to be effective and valid, but if any provision is held invalid or unenforceable by any court of competent jurisdiction, then such provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating or affecting in any manner the remainder of such provision or the other provisions of this Agreement.

7.7          Absence of Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

7.8          Arbitration. Any dispute, disagreement or other question arising under this Agreement or the interpretation thereof shall be settled by final and binding arbitration before a single JAMS arbitrator under the Streamlined Arbitration Rules & Procedures of JAMS, then in effect, and judgment upon the award may be entered in any court having jurisdiction thereof.

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7.9          Third Party Beneficiaries. The Executive is an express third party beneficiary of this Agreement and entitled to enforce directly the obligations of the Company to Esopus and/or the Executive, including without limitation the indemnification provisions set forth in ARTICLE VI. Otherwise, this Agreement is not intended to confer any benefits upon anyone other than the parties hereto.

7.10          Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed and delivered this agreement as of the date first above written.

TRINITY PLACE HOLDINGS INC.

By:	/s/ Gary Binkoski
Name:	Gary Binkoski
Title:	Chief Financial Officer

ESOPUS CREEK MANAGEMENT LLC

By:	/s/ Andrew L. Sole
Name:	Andrew L. Sole
Title:	Managing Member

ACKNOWLEDGMENT

The undersigned, Lauren Krueger, hereby consents to the terms and conditions of, and agrees to perform all of the services required of the Executive under, the Agreement. The undersigned further agrees to look solely to Esopus and not to the Company for all compensation and benefits to which she may be entitled for performing services under the Agreement, subject to Section 7.9 of the Agreement.

By:	/s/ Lauren Krueger
LAUREN KRUEGER

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